UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 10, 2009

CITY NATIONAL BANCSHARES CORPORATION
(Exact name of registrant as specified in charter)

State of New Jersey	0-11535	22-2434751
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

900 Broad Street, Newark, New Jersey		07102
(Address of principal executive offices)		(zip code)

Registrant's telephone number, including area code: (973) 624-0865

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 10, 2009, City National Bancshares Corporation (the “Company”) entered into a Letter Agreement (together with the Securities Purchase Agreement --- Standard Terms attached thereto, the “Purchase Agreement”) with the United States Department of the Treasury (the “Treasury Department”), pursuant to which the Company agreed to issue 9,439 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series G (the “Series G Preferred Stock”), having a liquidation amount per share equal to $1,000, for a total purchase price of $9,439,000 in cash.

The Series G Preferred Stock will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum for the first five years and thereafter at a rate of 9% per annum.  The Series G Preferred Stock shares have no maturity date and rank senior to the Company's common stock, but on parity with all other classes of the Company’s preferred stock, with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company.

The transaction closed on April 10, 2009 (the “Closing Date”).  The issuance and sale of these securities was pursuant to a private placement exempt from registration in accordance with Section 4(2) of the Securities Act of 1933, as amended.  The Series G Preferred Stock will not be subject to any contractual restrictions on transfer.  The Company is required to take all steps as may be reasonably requested by the Treasury Department to facilitate the transfer of the Series G Preferred Stock.

Since the Company is a Community Development Financial Institution (“CDFI”), not all of the terms and conditions of the Purchase Agreement are applicable to the Company, including, without limitation, the requirement to:  (i) create an additional class of warrant preferred stock and (ii) issue a warrant to the Treasury Department entitling it to right to exercise such warrant, and receive shares of warrant preferred stock.  Such CDFI exemption is further described in that certain Side Letter Agreement, dated April 10, 2009, between the Company and the Treasury Department pertaining to the amendment of certain provisions of the Purchase Agreement relating to the CDFI exemption.

The Company may not redeem the Series G Preferred Stock during the first three years after the Closing Date, except (i) with the proceeds from a “qualified equity offering,” which is defined as the sale by the Company after the Closing Date of Tier 1 qualifying perpetual preferred stock or common stock, which results in aggregate gross proceeds of not less than 25% of the issue price of the Series G Preferred Stock, or (ii) with the consent of the Treasury Department after the Treasury Department’s consultation with the Company’s applicable federal regulator and upon payment of the aggregate liquidation amount plus any accrued and unpaid dividends (such payment does not require the Company to first raise additional capital in an equity offering).  After three years, the Company may, at its option, but subject to approval of its federal regulator, redeem the Series G Preferred Stock at par value plus accrued and unpaid dividends.

The Series G Preferred Stock is generally non-voting, other than class voting rights on (i) any authorization or issuance of shares ranking senior to the Series G Preferred Stock, (ii) any amendment to the rights of the Series G Preferred Stock, or (iii) any merger, consolidation, exchange, reclassification or similar transaction which would adversely affect the rights of the Series G Preferred Stock.

Prior to April 10, 2012, unless the Company has redeemed the Series G Preferred Stock or the Treasury Department has transferred the Series G Preferred Stock to a third party, the consent of the Treasury Department will be required for the Company to pay a common stock dividend in any year that exceeds the dividend paid in its most recently completed regular common stock dividend payment period.   For the period between April 10, 2012 and April 10, 2019, unless the Company has redeemed the Series G Preferred Stock or the Treasury Department has transferred the Series G Preferred Stock to a third party, the consent of the Treasury Department will be required, in addition to other circumstances specified in the Purchase Agreement, for the Company to pay a common stock dividend in any year that exceeds 3% of the aggregate per share dividend paid in the immediately preceding fiscal year.

Additionally, so long as the Series G Preferred Stock remains outstanding, the Company may not declare or pay dividends or distributions on junior or parity stock, or repurchase or redeem any such stock, unless all accrued and unpaid dividends for past dividend periods, including the latest dividend period, on the Series G Preferred Stock, have been paid or have been declared and a sufficient sum has been set aside for the benefit of the holders of the Series G Preferred Stock.

Prior to April 10, 2019, unless the Company has redeemed the Series G Preferred Stock or the Treasury Department has transferred the Series G Preferred Stock to a third party, the consent of the Treasury Department will be required for the Company to repurchase its common stock or other equity or capital securities (if legally permitted), other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement.

If dividends on the Series G Preferred Stock have not been paid for an aggregate of six quarterly dividend periods, whether or not consecutive, the Company's authorized number of directors will be automatically increased by two and the holders of such Series G Preferred Stock will have the right to elect those directors until all accrued and unpaid dividends for all past dividend periods have been paid in full.

A consequence of the Series G Preferred Stock purchase includes certain restrictions on executive compensation that could limit the tax deductibility of compensation the Company pays to executive management.  Additional disclosure regarding such executive compensation restrictions is set forth under “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” and is incorporated herein by reference into this Item 1.01.

The Purchase Agreement and all related documents may be amended unilaterally by the Treasury Department to the extent required to comply with any changes in applicable federal statutes, regulations and/or guidelines after the Closing Date.

The foregoing description of the Purchase Agreement and the terms of the Series G Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, the various side letters modifying such Purchase Agreement, and the Certificate of Amendment to the Certificate of Incorporation of the Company establishing the Series G Preferred Stock, copies of which are attached as Exhibits 3.1, 10.1, 10.2, 10.3 and 10.4 to this report and are incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03  Material Modification to Rights of Security Holders.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” and “Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” is incorporated by reference into this Item 3.03.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Under the terms of the Purchase Agreement described above, the Company agreed that until such time as the Treasury Department ceases to own any securities of the Company, the Company will take all action to ensure its employment and benefit agreements are amended and modified to the extent necessary to be in compliance with the executive compensation and corporate governance requirements of Section 111(b) of the Emergency Economic Stabilization Act of 2008 (“EESA”), as amended by the American Recovery and Reinvestment Act of 2009, and as implemented by any guidance or regulation under Section 111(b) of EESA that has been issued and is in effect as of the Closing Date. The applicable executive compensation requirements apply to the Company’s top Senior Executive Officer (as defined in the Purchase Agreement), which is Louis E. Prezeau, President and Chief Executive Officer, since the amount of the Treasury Department’s investment in the Series G Preferred Stock is less than $25 million.

However, as a condition to the closing of the transaction, each of the Senior Executive Officers of the Company (including, without limitation, Louis E. Prezeau, President and Chief Executive Officer, Edward R. Wright, Senior Vice President and Chief Financial Officer, Stanley M. Weeks, Executive Vice President and Raul Oseguera, Senior Vice President) executed a waiver (the “Waiver”) voluntarily waiving any claim against the Treasury Department and their employer for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with the regulations and guidance issued by the Treasury Department under the Troubled Asset Relief Program (“TARP”) Capital Purchase Program as published in the Federal Register on October 20, 2008, as amended, and acknowledging that the regulations and guidance may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) as they relate to the period the Treasury Department holds any equity or debt securities of the Company acquired through the TARP Capital Purchase Program.

The foregoing description of the Purchase Agreement and the Waiver does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, the various side letters modifying such Purchase Agreement, and the Waiver, copies of each of which (including the form of Waiver executed by each of such Senior Executive Officers) are attached as Exhibits 10.1 through 10.5 to this report and are incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 7, 2008, the New Jersey Department of Treasury accepted for filing two (2) amendments to the certificate of incorporation of the Company (the “Certificates of Amendment”) that  were filed by the Company on such date for the purpose of amending its certificate of incorporation to: (i) create the Series G Preferred Stock and designate and establish the preferences, limitations and relative rights of such Series G Preferred Stock; and (ii) reallocate authorized and unissued shares of the Company’s Series B Preferred Stock, Series C Preferred Stock and Series E Preferred Stock to authorized, unallocated and unissued shares of preferred stock that are reserved for future classification and designation.

The foregoing description of the Certificates of Amendment does not purport to be complete and is qualified in its entirety by reference to the Certificates of Amendment, copies of which Certificates of Amendment are attached hereto as Exhibits 3.1 and 3.2 and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

3.1	Certificate of Amendment to the Certificate of Incorporation of City National Bancshares Corporation (the “Company”) establishing the Fixed Rate Cumulative Perpetual Preferred Stock, Series G

3.2	Certificate of Amendment to the Certificate of Incorporation of the Company reallocating unissued Series B, Series C and Series E Preferred Stock to unallocated and unissued preferred stock

10.1
Letter Agreement, dated April 10, 2009, including the Securities Purchase Agreement – Standard Terms incorporated by reference therein (collectively, the “Purchase Agreement”), between the Company and the United States Department of the Treasury (the “Treasury Department”)

10.2	Side Letter Agreement, dated April 10, 2009, between the Company and the Treasury Department pertaining to the American Recovery and Reinvestment Act of 2009

10.3	Side Letter Agreement, dated April 10, 2009, between the Company and the Treasury Department pertaining to the amendment of certain provisions of the Purchase Agreement

10.4	Side Letter Agreement, dated April 10, 2009, between the Company and the Treasury Department pertaining to the amendment of certain provisions of the Purchase Agreement relating to CDFI Exemption

10.5	Form of Waiver, executed by each of Louis E. Prezeau, Edward R. Wright, Stanley M. Weeks, and Raul Oseguera

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY NATIONAL BANCSHARES CORPORATION

Date: April 13, 2009	By:	/s/ Edward R. Wright
Edward R. Wright
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

3.1	Certificate of Amendment to the Certificate of Incorporation of City National Bancshares Corporation (the “Company”) establishing the Fixed Rate Cumulative Perpetual Preferred Stock, Series G

3.2	Certificate of Amendment to the Certificate of Incorporation of the Company reallocating unissued Series B, Series C and Series E Preferred Stock to unallocated and unissued preferred stock

10.1
Letter Agreement, dated April 10, 2009, including the Securities Purchase Agreement – Standard Terms incorporated by reference therein (collectively, the “Purchase Agreement”), between the Company and the United States Department of the Treasury (the “Treasury Department”)

10.2	Side Letter Agreement, dated April 10, 2009, between the Company and the Treasury Department pertaining to the American Recovery and Reinvestment Act of 2009

10.3	Side Letter Agreement, dated April 10, 2009, between the Company and the Treasury Department pertaining to the amendment of certain provisions of the Purchase Agreement

10.4	Side Letter Agreement, dated April 10, 2009, between the Company and the Treasury Department pertaining to the amendment of certain provisions of the Purchase Agreement relating to CDFI Exemption

10.5	Form of Waiver, executed by each of Louis E. Prezeau, Edward R. Wright, Stanley M. Weeks, and Raul Oseguera